Exhibit 32

SECTION 1350 CERTIFICATION

The undersigned certify that:

(1)       The accompanying Quarterly Report on Form 10-Q for the period ended September 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       The information contained in the accompanying Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2006	/s/ Scott F. Drill
Scott F. Drill President and Chief Executive Officer (principal executive officer)

Date: November 13, 2006	/s/ Justin W. Shireman
Justin W. Shireman Vice President, Finance and Chief Financial Officer (principal financial officer)